Exhibit 99.1

Execution Version

AMENDMENT TO THE STOCKHOLDER RIGHTS AGREEMENT

This AMENDMENT TO THE STOCKHOLDER RIGHTS AGREEMENT (this “Amendment”), dated as of November 28, 2011, is entered into by and between Level 3 Communications, Inc., a Delaware corporation (“Parent”), and STT Crossing Ltd. (the “Stockholder”).

WHEREAS, Parent and the Stockholder previously entered into a Stockholder Rights Agreement, dated as of April 10, 2011 (the “Agreement”); and

WHEREAS, on October 19, 2011, Parent effected a reverse stock split of its Common Stock at a ratio of 1-to-15 (the “Reverse Stock Split”); and

WHEREAS, on October 20, 2011, Parent listed its shares of Common Stock on the New York Stock Exchange and delisted such shares from the NASDAQ Global Select Market (the “NYSE Listing”); and

WHEREAS, in connection with the Reverse Stock Split and NYSE Listing, the parties desire to amend the Agreement to reflect the Reverse Stock Split and NYSE Listing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Defined Terms.  Terms used and not otherwise defined in this Amendment have the meanings ascribed to such terms in the Agreement.

2.                                       Amendment.

(a)                            The definition of “Current Price” in Section 1(aa) of the Agreement shall be amended and restated in its entirety to read as follows:

“Current Price” shall mean, as of the date of any proposed Share Acquisition, the volume weighted average per share price (“VWAP”) of the Common Stock on the New York Stock Exchange or such principal United States securities exchange on which the shares of Common Stock are then traded for the trading day prior to any proposed Share Acquisition.

(b)                           Clause (iv) of definition of “Qualified Equity Offering” contained in Section 1(nnn) of the Agreement shall be amended and restated in its entirety to read as follows:

(iv) securities issued or issuable in exchanges between Parent or any of its subsidiaries and their securityholders of outstanding debt or convertible debt securities of Parent or any of its subsidiaries for new equity or convertible debt securities of Parent or any of its subsidiaries, not to exceed, in the aggregate in any Basket Period a number of shares of Common

Stock equal to three percent (3%) of the shares of Common Stock outstanding as of the first day of such Basket Period (provided that, with respect to the Initial Period, such number shall be equal to three percent (3%) of the quotient obtained by dividing (A) the number of shares of Common Stock outstanding as of the first day of the Initial Period by (B) fifteen (15)), either issued or issuable upon conversion or exchange of such securities (the “Basket”); provided, that with respect to any new convertible debt securities issued pursuant to clause (iv), the number of shares of Common Stock that will be deemed to have been issued or be issuable shall be the incremental number of shares of Common Stock issuable upon conversion of such new convertible debt securities above the number of shares issuable upon conversion of any outstanding convertible debt securities being exchanged therefor and acquired by Parent or any of its subsidiaries.

(c)                            The definition of “Section 382 Threshold Price” contained in Section 1 (xxx) of the Agreement shall be amended and restated in its entirety to read as follows:

“Section 382 Threshold Price” shall mean, as of the date of any proposed Share Acquisition, US$33.75 per share of Common Stock or such other price as the parties hereto may subsequently agree in writing (subject to adjustment as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization that occurs subsequent to November 28, 2011).

(d)                           A new definition for “Reverse Stock Split” shall be added as Section 1(uuuu) of the Agreement and shall read as follows:

“Reverse Stock Split” shall mean the reverse stock split of the Common Stock at a ratio of 1-to-15 effected by Parent on October 19, 2011.

(e)                            Section 4.2(a)(i)(B) of the Agreement shall be amended and restated in its entirety to read as follows:

make any Share Acquisition unless (x) after giving effect to the Share Acquisition the Stockholder and its Affiliates would Beneficially Own less than 34.5% of the outstanding shares of Common Stock, with the number of outstanding shares calculated based on the number of shares reported outstanding by Parent in its most recent quarterly report of Form 10-Q or annual report on Form 10-K, as filed with the SEC (provided that from the period beginning on October 19, 2011until such time as Parent files its quarterly report on Form 10-Q for the quarter ended September 30, 2011, the number of outstanding shares shall be deemed to equal the quotient obtained by dividing (a) the number of outstanding shares reported in Parent’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 by (b) fifteen (15)) and (y) if the Share Acquisition is to be made during the Section 382 Limitation Period, then (I) the Current Price as of the date of the Share Acquisition is greater than or equal to the Section 382 Threshold Price, (II) the amount of shares to be acquired does not exceed the remaining available Stockholder Buffer Shares (as determined pursuant to Section 4.2(c)), (III) such Share Acquisition is made pursuant to Section 7 of this Agreement, provided that to the extent such Share Acquisition pursuant to this clause (III) would otherwise result in an increase in the percentage of Common Stock of Parent owned by the Stockholder for purposes of Section 382 of the Code, then such portion of the Share Acquisition that would result in such an increase may be effected under this clause (III) only to the extent of the remaining available Stockholder Buffer Shares (as determined pursuant to Section 4.2(c)) or (IV) such Share Acquisition is (X) neither a private acquisition from an existing shareholder who is not a 5 Percent Shareholder nor a public acquisition of stock unless it is an acquisition of shares of a class of stock other than the Common Stock and (Y) would not result in an increase in the Aggregate Section 382 Owner Shift (as determined pursuant to Section 4.2(d));

(f)                              The first sentence of Section 5.1 of the Agreement shall be amended and restated in its entirety to read as follows:

As soon as reasonably practicable after the Closing Date and in any event within forty-five (45) calendar days following the Closing Date, Parent shall prepare, file and use reasonable best efforts to have declared effective by SEC a shelf registration statement, relating to the offer and sale by the Holder(s) at any time and from time to time on a delayed or continuous basis in accordance with Rule 415 under the Securities Act and in accordance with this Agreement, of all the Closing Shares (as adjusted for any subsequent reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization (each a “Reorganization Event”) and the Reverse Stock Split and any other Registrable Securities then held by the Holder(s) (the “Initial Registration Statement”).

(g)                           The last sentence of Section 5.1 of the Agreement shall be amended and restated in its entirety to read as follows:

Promptly (i) upon the filing thereof in the case of an automatic shelf or (ii) upon receipt of an order of the SEC declaring the Registration Statement effective, Parent shall deliver to the Holder(s) included in the Registration Statement a copy of such Registration Statement and any amendments thereto together with an opinion of counsel representing Parent for the purposes of such Registration, in form and substance reasonably acceptable to the Holder(s), addressed to the Holder(s), including, confirming that the Registration Statement is effective and that all of the Closing Shares (as adjusted for the Reverse Stock Split and any Reorganization Event) and any other Registrable Securities have been duly registered and, subject to the transfer restrictions contained in Section 4 of this Agreement, are freely transferable and that all of the Closing Shares (as adjusted for the Reverse Stock Split and any Reorganization Event) and any other Registrable Securities have been admitted for listing on the New York Stock Exchange.

(h)                           Section 5.5(e) of the Agreement shall be amended and restated in its entirety to read as follows:

Parent shall take all actions necessary to execute such documents and cause all of the Registrable Securities owned by the Holder(s) to be admitted for listing on the New York Stock Exchange, which listing shall be effective on the Registration Effective Date.

(i)                               Section 6.1(c) of the Agreement shall be amended and restated in its entirety to read as follows:

In the event of the death, disability, resignation or removal of the Stockholder Designee, Parent shall cause, subject to the fiduciary duties of the members of the Nominating and Governance Committee, any applicable regulation or listing requirement of the New York Stock Exchange or other securities exchange on which the Common Stock is listed for trading and any applicable provisions of any network security agreement between Parent, Stockholder and any Governmental Entity (as defined in the Plan of Amalgamation) (provided, that in the event that Parent is unable to nominate an individual identified by the Stockholder, Parent shall so inform the Stockholder and the Stockholder shall be entitled to designate a different individual within five (5) Business Days of receipt of such notice), the prompt election to the Board of Directors a replacement director designated by the Stockholder to fill the resulting vacancy, and such individual shall then be deemed an Stockholder Designee for all purposes under this Agreement.

(j)                               The first sentence of Section 6.1(e) of the Agreement shall be amended and restated in its entirety to read as follows:

During the Designation Period, the Parent shall provide notification in writing of the anticipated filing date of definitive proxy materials (or if applicable, preliminary proxy materials) with the SEC for an annual general meeting or any special meeting at which directors are elected, of the applicable year, and Stockholder shall be required to identify in writing its proposed Stockholder Designees at least 30 calendar days prior to such date of anticipated filing of the definitive proxy materials (or if applicable, preliminary proxy materials) with the SEC, as well as submit completed director and officer questionnaires provided by Parent within a reasonable period of time of receipt of such questionnaires from Parent, and the Nominating and Corporate Governance Committee of the Board of Directors of Parent shall, subject to the fiduciary duties of the members of the Nominating and Governance Committee, any applicable regulation or listing requirement of the New York Stock Exchange or other securities exchange on which the Common Stock is listed for trading and any applicable provisions of any network security agreement between Parent, Stockholder and any Governmental Entity (as defined in the Plan of Amalgamation) (provided, that in the event that Parent is unable to nominate an individual identified by the Stockholder, Parent shall so inform the Stockholder and the Stockholder shall be entitled to designate a different individual within five (5) Business Days of receipt of such notice), at any annual or special meeting of shareholders of Parent at which directors are to be elected, and at every adjournment thereof, and in every action or approval by written consent of shareholders of Parent in lieu of such a meeting, nominate the Stockholder Designees for election to the Board of Directors.

(k)                            The reference to “NASDAQ Global Select Market” in Exhibit A shall be amended and restated as “New York Stock Exchange”.

3.                                       Miscellaneous Provisions.

(a)                             References.  On and after the date of this Amendment, each reference to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

(b)                            Effectiveness of Agreement.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Agreement shall remain unchanged and in full force and effect.

(c)                            Captions.  The captions and paragraph headings of this Amendment are solely for the convenience of reference and shall not affect its interpretation.

(d)                           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.

(e)                            Counterparts.  This Amendment may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

 [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ John Ryan
	Name:	John Ryan
	Title:	CLO

STT CROSSING LTD.

By:	/s/ Stephen Geoffrey Miller
	Name:	Stephen Geoffrey Miller
	Title:	Director